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                                                                  EXHIBIT 23.1

KPMG Peat Marwick LLP

 Two Central Park Plaza         Telephone 402 348 1450   Telefax 402 348 0152
 Suite 1501
 Omaha, NE.  68102

 233 South 13th Street, Suite 1600 Telephone 402 476 1216 Telefax 402 476 1944 Lincoln, NE. 68508-2041









                                 ACCOUNTANTS' CONSENT


The Board of Directors
Ballantyne of Omaha, Inc.

We consent to incorporation by reference in the registration statement
(No. 333-03849) on Form S-8 of Ballantyne of Omaha, Inc. of our report, dated January 23, 1998, relating to the consolidated balance sheets of Ballantyne of Omaha and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, retained earnings and cash flows for each of the years in the three-year period ended December 31, 1997, and related schedule, which report appears in the December 31, 1997 annual report on Form 10-K of Ballantyne of Omaha, Inc.

                                   KPMG Peat Marwick LLP




Omaha, Nebraska
October 14, 1998